UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2014

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of Southside Bancshares, Inc. (the “Company”) was held on May 1, 2014, in Tyler, Texas. Five directors were elected for a term of three years. The shareholders adopted, on a non-binding, advisory basis, a proposal approving the compensation of the Company’s named executive officers. The shareholders re-approved the material terms of performance goals for qualified performance-based awards under the Southside Bancshares, Inc. 2009 Incentive Plan. The shareholders approved the restated certificate of formation, which became effective on May 2, 2014. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014, was ratified.

The final voting results are set forth below:

	Shares Voted
Nominees for Director for a term expiring at the 2017 Annual Meeting	For	Withheld	Non Votes
Lawrence Anderson, M.D.	12,462,154	144,986	2,766,484
Sam Dawson	12,494,473	112,667	2,766,484
Melvin B. Lovelady, CPA	12,125,056	482,084	2,766,484
William Sheehy	11,818,916	788,224	2,766,484
Preston L. Smith	12,533,661	73,479	2,766,484

	For	Against	Abstain	Non Votes
Executive Compensation	12,138,477	350,144	118,519	2,766,484

	For	Against	Abstain	Non Votes
2009 Incentive Plan	12,321,150	204,226	81,764	2,766,484

	For	Against	Abstain	Non Votes
Restated Certificate of Formation	12,547,274	14,417	45,449	2,766,484

	For	Against	Abstain
Ratification of Independent Auditors	15,191,707	129,616	52,301

	Outstanding	# Voted	% Voted
At Date of Record	17,918,862	15,373,624	85.80%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: May 7, 2014	By:	/s/ Lee R. Gibson
Lee R. Gibson, CPA
Senior Executive Vice President and Chief Financial Officer